UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): DECEMBER 4, 2002


                              AUTOTRADECENTER, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     333-78659                 86-0879572
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File No.)      (IRS Employer ID No.)
     of incorporation)


   1620 SOUTH STAPLEY DR., SUITE 232, MESA, ARIZONA               85204
   ------------------------------------------------            -----------
       (Address of principal executive office)                  (Zip Code)



       Registrant's telephone number, including area code: (480) 556-6701



                            AUTOTRADECENTER.COM, INC.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                              AUTOTRADECENTER, INC.

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 8.  CHANGE IN FISCAL YEAR.


On December 4, 2002, AutoTradeCenter's Board of Directors approved a resolution to change the company's fiscal year to January 1 through December 31, effective immediately. The company previously reported results on a fiscal year model of April 1 through March 31.

The Board's action was the result of the following:

   o Pursuant to purchase accounting guidelines, AutoTradeCenter was deemed to be the acquiree in the transaction with Autodaq Corporation, which was deemed to be the acquirer. As a result, the acquirer's fiscal year is normally used for the combined companies following the transaction, and Autodaq Corporation's fiscal year is January 1 through December 31.
   o Autodaq Corporation's policies and procedures are structured around a calendar year-end. As the acquirer, these policies and procedures have been adopted by AutoTradeCenter. Changing the fiscal year to a calendar year aligns AutoTradeCenter's budgeting and reporting periods with it operations.

Although the company has filed periodic reports under the Securities Exchange Act of 1934, as amended (the "Act") with the Securities and Exchange Commission on a voluntary basis, the company recently concluded that it would cease filing such periodic reports and would no longer remain a reporting company. However, if the company were to continue filing periodic reports under the Act, it would file a Transition Report on Form 10-KSB for the transition period of April 1 - December 31, 2002 following the close of its fiscal year on December 31, 2002.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 19, 2002         AUTOTRADECENTER, INC.



                                   By:      /S/ ROGER L. BUTTERWICK
                                      ------------------------------------------
                                      Roger L. Butterwick
                                      Its:  Chief Executive Officer





                                       2